                               FRAMEWORK AGREEMENT

THIS AGREEMENT (this "Agreement") is made and executed in Wuxi, Jiangsu
Province, P. R. C. on the 5th day of January, 2007 by and between:

Party A: Wuxi Seamless Oil Pipes Company Limited
Address: No. 38, Zhujiang Road, New and Hi-tech Industry Development Zone, Wuxi
Postal code: 214028
Telephone: 0510-5225533-3004
Fax: 0510-5218960

Party B: Wuxi Quanhua Material Co., Ltd.
Address:
Postal code:
Telephone:
Fax:

Whereas:

1.    Party B is a company engaged in the transportation of goods and has obtained the relevant qualifications to handle such business and intends to provide Party A with the transportation of goods (hereinafter referred to as the "Transportation Services");

2.    Party A intends to receive the Transportation Services provided by Party
      B.

NOW, THEREFORE, in accordance with the Contract Law of the People's Republic of
China, after friendly consultation in all aspects, the Parties hereby agree on the Transportation Services as follows:

ARTICLE 1 PROVISION OF TRANSPORTATION SERVICES

During the effectiveness period of this Agreement, Party B agrees to provide
Party A with the transportation of goods and Party A agrees to receive such
Transportation Services from Party B.

ARTICLE 2 ORDERS FOR GOODS TRANSPORTATION

In executing transportation orders, both Parties shall from time to time reach an agreement about the price and scope of transportation services through friendly consultation.

The transportation orders shall not be unilaterally modified or cancelled. In case either Party needs to modify or cancel orders due to changes in the situation, such Party shall notify the other Party of such modification or cancellation 10 days prior to the agreed

shipment date and the modification or cancellation shall be valid only after confirmation by the other Party.

ARTICLE 3 FREIGHT

For the freight of transportation services under this agreement, both parties shall negotiate and determine a fair price on the basis of the general commercial terms and similar market prices that Party A offers to independent third parties. In case there are no similar transactions to act as a reference to gauge the general commercial conditions, the freight shall not be less than the basic price that an independent third party in the market would charge for similar services.

ARTICLE 4 MAXIMUM FREIGHT

On the basis of the freight paid by Party A and considering the market situation, both Parties forecast that, within the three financial years ending
December 31, 2009, the annual maximum freight that Party A pays to Party B shall be RMB 20,000,000, RMB 25,000,000 and RMB 30,000,000.

ARTICLE 5 PAYMENT TERMS

Party A shall pay freight to Party B within 5 days from the date Party B provides the Transportation Services to Party A in accordance with the order requirements. [More detailed payment terms shall be determined by the Parties in the orders]

ARTICLE 6 AGREEMENT TERM

This Agreement shall expire on December 31, 2009. Upon the expiry of the first agreement period, this agreement shall be automatically extended another three years on the condition that both Parties meet the requirements of an associated transaction specified by Chapter 14A of the Rules Governing the Listing of
Securities on the Stock Exchange of Hong Kong Limited, except that either Party may notify the other Party of the termination of this Agreement three months prior to the expiry date.

ARTICLE 7 FORCE MAJEURE

In case one or both Parties fails to perform or fully perform the duties provided herein on account of force majeure, such Party (or Parties) in contingency may be exempted from liability for breach of this Agreement, but shall inform the other Party (or each other) of the situation immediately with accompanying notarized written materials concerning the force majeure issued by the local public notary authorities. During the existing period of force majeure, in case the Party (or Parties) in contingency may partially perform the relevant obligations hereunder, such Party (or Parties) shall do so; in case such Party (or Parties) can perform none of the obligations, they shall perform or terminate the performance of the obligations impeded by such force majeure when the force majeure ends and the other Party has so approved.

ARTICLE 8 CONFIDENTIALITY

(1)   Without the written approval of the other Party, each Party undertakes that it shall

      not disclose by itself to a third party or permit its shareholders, directors, senior executives, staff and agents to disclose to a third party any materials or content concerning the subject of this Agreement
      ("Confidential Information").

(2)   Under the following circumstances, Article 9 shall not impede either
      Party's use or disclosure of Confidential Information that: (a) was known prior to disclosure by the other Party; (b) was legally obtained from the third party without any violation of confidentiality obligations; (c)
      became available to the general public without fault on the part of either
      Party; (d) was derived without directly or indirectly using such information; or (e) was disclosed pursuant to laws, regulations, legal procedures or court orders.

(3)   Both Parties acknowledge and agree that Party A may make quick or urgent disclosures about this Agreement or any affairs about this Agreement pursuant to law or the request of any regulatory agencies (including but not limited to the Stock Exchange of Hong Kong Limited or the Hong Kong
      Securities and Futures Commission). Party A shall submit a disclosure draft to Party B, but Party B shall give its opinions about the draft immediately to meet the time limit stipulation of relevant laws or any regulatory agencies.

(4)   Each Party acknowledges and agrees that after the signing of this
      Agreement and the contents thereof, the other Party may issue disclosures
      (except those of the above-mentioned article (3)), circular letters, reports and announcements. Prior to the issuance of such disclosures, circular letters, reports and announcements, in case the contents are related to the other Party or affiliated companies thereof, such Party shall obtain prior approval from the other Party (such approval shall not be unreasonably withheld or delayed but given promptly). Each Party shall submit drafts of such disclosures, circular letters, reports and announcements to the other Party. If the other Party gives no reply within a reasonable time after receiving the drafts, such Party shall deem it as approval by the other Party.

ARTICLE 9 APPLICABLE LAWS

The signing, effectiveness, interpretation, execution, and dispute resolution of this Agreement shall be governed by the laws of the People's Republic of China.

ARTICLE 10 DISPUTE RESOLUTION

Any disputes arising from or in connection with this Agreement shall be settled by both Parties through friendly consultations. If the Parties fail to settle the disputes through friendly consultations, either Party may directly bring a lawsuit in the People's Court.

The Parties hereto have caused this Agreement to be executed by their authorized representatives; this Agreement is made in two copies, with each Party holding one copy.

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           Party A: WUXI SEAMLESS OIL PIPES COMPANY LIMITED

           (Seal)
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           Authorized Representative: /s/
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           Party B: WUXI QUANHUA MATERIAL CO., LTD.

           (Seal)
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           Authorized Representative: /s/
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